EXHIBIT 10.3
ECHOSTAR CORPORATION
EXECUTIVE OFFICER RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (the “Agreement”) is entered into effective as of [Grant Date] (the “Grant Date”), by and between EchoStar Corporation, a Nevada corporation (the “Company”), and Hamid Akhavan (“Grantee”).

RECITAL

WHEREAS, the Company, pursuant to its 2017 Stock Incentive Plan (as amended from time to time, the “Plan”) desires to grant restricted stock units to Grantee, and Grantee desires to accept such restricted stock units, each under the terms and conditions set forth in this Agreement; and

WHEREAS, the Units (as defined below) are intended to be consideration in exchange for the covenants herein contained and not in exchange for any right with respect to continuance of employment with or service to the Company or any of its direct or indirect subsidiaries.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.Grant of Restricted Stock Units

The Company hereby grants to Grantee, as of the Grant Date, [Number of RSUs Granted] restricted stock units (hereinafter called the “Units”), each representing the right to receive one share of the Class A common stock of the Company, par value $0.001 per share (the “Common Shares”), upon vesting of that Unit on the terms and conditions set forth in this Agreement.

Notwithstanding anything in the Plan to the contrary, this Agreement and the Units granted hereunder shall be null and void and of no further force and effect unless and until the Grantee shall have accepted and acknowledged this Agreement within thirty (30) days after the Grant Date by following the current procedures implemented by the Company’s administrator for the Plan (the “Administrator”), as such Administrator and procedures are designated by the Company in its sole and absolute discretion for any reason or no reason from time to time.

2.Duration and Vesting

(a)Subject to the terms and conditions set forth in this Agreement and the Plan and Grantee being an employee of the Company or its direct or indirect subsidiaries, if any, on each of the following vesting dates (each, a “Vesting Date”), the Units shall vest in accordance with the following vesting schedule:

On each of the Following Vesting Dates	Units Vesting on Such Date

No Common Shares shall be issued in exchange for any Unit until that Unit has vested and until Grantee has paid all applicable withholding taxes for such Unit.

Notwithstanding the foregoing, the above vesting schedule shall immediately cease or accelerate (in full or in part), as applicable, upon the occurrence of any of the events provided for in Sections 3(a)-(f), as applicable.

EXHIBIT 10.3
(b)    Except as permitted pursuant to the Plan, (i) during the lifetime of Grantee, the Common Shares issuable upon vesting of the Units shall be issued only to Grantee or, if permissible under applicable law, by Grantee’s guardian or legal representative, (ii) the Units shall not be assignable or transferable by Grantee, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Service Code of 1986, as amended, and regulations thereunder (the “Code”), Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder, and (iii) the Units may not be sold, assigned, transferred or otherwise disposed of, or pledged, alienated, attached, hypothecated, or otherwise encumbered in any manner (whether by operation of law or otherwise), and will not be subject to execution, attachment or other process. Any purported sale, assignment, transfer, pledge, alienation, attachment or encumbrance in violation of the terms of this Agreement or the Plan shall be void and unenforceable against the Company or any of its subsidiaries. Any sale, assignment, transfer, pledge, hypothecation or other disposition of the Units or any attempt to make any such levy of execution, attachment or other encumbrance will cause the Units to terminate immediately, unless the Board of Directors of the Company or the Committee (as defined in the Plan), in their sole and absolute discretion for any reason or no reason at any time and from time to time, specifically waives applicability of this provision.

(c)    Notwithstanding any other provisions in this Agreement or the Plan, the Units shall expire and terminate on, and no Common Shares shall be issued in exchange for any Units on or after, [Date of Expiration] (the “Expiration Date”).

(d)    The Company assumes no responsibility for individual income taxes, penalties or interest related to the grant, vesting, forfeiture, termination, recoupment or adjustment of any Unit, or the issuance of Common Shares in exchange for any Unit or the subsequent disposition of any Common Shares issued in exchange for any Unit. Grantee should consult with Grantee’s personal tax advisor regarding the tax ramifications, if any, which result from the grant, vesting, forfeiture, termination, recoupment or adjustment of any Unit or the issuance of Common Shares in exchange for any Unit or any subsequent disposition of any such Common Shares. If, in the Company's sole and absolute discretion for any reason or no reason at any time and from time to time, it is necessary or appropriate to collect or withhold federal, state or local taxes in connection with the grant, vesting, forfeiture, termination, recoupment or adjustment of any portion of the Units or the issuance of Common Shares in exchange for any Unit or any subsequent disposition of Common Shares, the Company shall be entitled to require the payment of such amounts as a condition to vesting. Prior to any relevant taxable or tax withholding event, as applicable, Grantee shall pay or make arrangements satisfactory to the Company to satisfy all withholding obligations.  In furtherance and without limiting the generality of the foregoing, Grantee (on its own behalf and on behalf of each and every other proper party as described in Section 2(b) and/or Section 3(b) of this Agreement) hereby authorizes the Company, in its sole and absolute discretion for any reason or no reason at any time and from time to time (including without limitation, pursuant to the then-current procedures implemented by the Administrator, as such Administrator and procedures are designated by the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time), to satisfy all withholding and all other obligations with regard to any individual income taxes, penalties or interest related to the grant, vesting, forfeiture, termination, recoupment or adjustment of any Unit or the issuance of Common Shares in exchange for any Unit or any subsequent disposition of Common Shares by one or a combination of the following:

(i)withholding from any wages or other cash or equity compensation payable to Grantee by the Company;

(ii)withholding Common Shares that are otherwise issuable upon vesting of the Units;

(iii)arranging for the sale of Common Shares that are otherwise issuable upon vesting of the Units, including, without limitation, selling Common Shares as part of a block trade with other grantees under the Plan or otherwise; and/or

(iv)withholding from the proceeds of the sale of Common Shares issued upon vesting of the Units or other Common Shares issuable to the Grantee.

EXHIBIT 10.3
(e)    In considering the acceptance of the Units, Grantee understands, acknowledges, agrees and hereby stipulates that he has used the same independent investment judgment that Grantee would use in making other investments in corporate securities. Among other things, stock prices will fluctuate over any reasonable period of time and the price of the Common Shares may go down as well as up. No guarantees are made as to the future prospects of the Company or the Common Shares, or that any market for sale of the Common Shares will exist in the future. No representations are made by the Company except as may be contained in any active registration statement on file with the United States Securities and Exchange Commission (“SEC”) relating to the Plan at the time of the applicable issuance of the Units and/or issuance of Common Shares in exchange for any Unit.

3.Qualifying Termination; Violation of Covenants; Covenants Found Unenforceable; Death or Disability; Certain Unusual Events

(a)In the event that (i) Grantee’s employment with the Company and/or its direct or indirect subsidiaries, if any, is terminated by the Company or one of its subsidiaries for Cause, (ii) Grantee violates any one or more of the covenants set forth in Section 5 of this Agreement as determined by the Company, or (iii) any one or more of the covenants set forth in Section 5 of this Agreement is found to be unenforceable against the Grantee to any extent by the final non-appealable resolution of any litigation or other legal proceeding stemming from an actual, threatened, or attempted violation of any such covenants by Grantee, then all of the Units (both vested and unvested) shall be deemed to have terminated and no Common Shares shall be issuable in connection therewith, as of the date of the earliest to occur of: (A) Grantee’s termination for Cause; (B) any violation of the covenants set forth in Section 5 of this Agreement as determined by the Company; or (C) any finding of unenforceability against the Grantee of any one or more of the covenants set forth in Section 5 of this Agreement to any extent by the final non-appealable resolution of any litigation or other legal proceeding stemming from an actual, threatened or attempted violation of any such covenants by Grantee. The termination of the Units by reason of this Section 3(a) shall be without prejudice to any right or remedy which the Company may have against the Grantee or other holder of the Units or any Common Shares issued or issuable in exchange for the Units. For clarification purposes, with respect to interpreting any and all violation(s) (or other logical formulation thereof such as “violates”) of the covenants set forth in this Agreement (including without limitation, the covenants in Section 5 of this Agreement), such violation(s) shall include, but is not limited to, any actual, threatened or attempted violation of any such covenants by the Grantee that may result in, among other things, the Company or any of its direct or indirect subsidiaries having to seek a temporary restraining order, preliminary injunction, or other similar relief against the Grantee to attempt to prevent any such actual, threatened or attempted violation.

(b)In the event that Grantee shall die during the course of conducting business for the Company or its direct or indirect subsidiaries, and not engaged in personal activity, or if Grantee’s employment with the Company and/or its direct or indirect subsidiaries, is terminated because Grantee has become disabled (within the meaning of Section 22(e)(3) of the Code and regulations thereunder) during the course of conducting business for the Company or its direct or indirect subsidiaries, and not engaged in personal activity, then the portions of the Units not previously vested shall vest in accordance with the table set forth in Section 3(d) of this Agreement, below, with the date of the “Qualifying Termination” being the date of such death or termination on account of disability described in the sentence above. Common Shares shall be issued in exchange for all such vesting Units on such date to Grantee or the personal representatives or administrators, executor or guardians of Grantee, as applicable, or by any person or persons to whom the Units are transferred by will or the applicable laws of descent and distribution, subject to the condition that no portion of the Units (whether vested or unvested) shall vest after the Expiration Date. The termination of the Units by reason of this Section 3(b) shall be without prejudice to any right or remedy which the Company may have against the Grantee or other holder of the Units or any Common Shares issued or issuable upon vesting of the Units.

(c)In the event that Grantee shall cease to be employed by the Company and/or its direct or indirect subsidiaries, if any, for any reason other than as a result of or in connection with the circumstances described in Sections 3(a) or 3(d) of this Agreement or Grantee’s death or disability (as described in Section 3(b) of this Agreement), and Grantee shall have at such time vested Units for which Common Shares have not yet been issued, Grantee shall have the right to have such Common Shares issued in exchange for such vested Units on the date of such cessation of employment, but only to the extent of the full number of Common Shares issuable in exchange for such vested Units on the date of such cessation of employment, subject to the conditions that (i) any portion of the Units not vested as of the date of such cessation of employment shall be deemed to have terminated as of such date, (ii) no Common Shares shall be issued in exchange for any unvested Units as of or following the date of such

EXHIBIT 10.3
cessation of employment, and (iii) no portion of the Units (whether vested or unvested) shall vest after the Expiration Date. The termination of the Units by reason of this Section 3(c) shall be without prejudice to any right or remedy which the Company may have against the Grantee or other holder of the Units or any Common Shares issued or issuable in exchange for the Units.

(d)In the event that Grantee’s employment with the Company and/or its direct or indirect subsidiaries, if any, is terminated (i) by the Company or one of its subsidiaries without Cause (and not due to death or disability pursuant to Section 3(b) of this Agreement), or (ii) by Grantee due to his resignation for Constructive Termination (either such termination, a “Qualifying Termination”), in either case, prior to the Third Vesting Date, then:

(i)the number of Units scheduled to vest on the next scheduled Vesting Date pursuant to Section 2(a) of this Agreement shall vest in full upon the effective date of the Qualifying Termination, and Common Shares shall be issued in exchange for all such vesting Units on such date, and

(ii)if the Qualifying Termination occurs prior to the Second Vesting Date, an additional number of Units will vest, and Common Shares shall be issued in exchange for all such vesting Units on such date, reflecting vesting “credit” for any completed six-month period that has elapsed during the then-current twelve-month vesting period.

For the sake of clarity, if Grantee experiences a Qualifying Termination prior to the Third Vesting Date, the following number of Units will vest (and Common Shares shall be issued in exchange for all such vesting Units) as of the effective date of such Qualifying Termination:

Qualifying Termination Date	Number of Units that will vest

        For the sake of further clarity, if Grantee experiences a Qualifying Termination on either the First Vesting Date or the Second Vesting Date, the applicable number of Units set forth above will vest in addition to the number of Units that are scheduled to vest on such date pursuant to Section 2(a) of this Agreement. Any Units that are not vested following Grantee’s Qualifying Termination (after giving effect to the accelerated vesting in this Section 3(d)) shall be deemed to have terminated for no consideration effective as of the date of such Qualifying Termination.

For the avoidance of doubt, (i) no Common Shares shall be issued in exchange for any unvested Units as of or following the date of the applicable Qualifying Termination, and (ii) no portion of the Units (whether vested or unvested) shall vest after the Expiration Date. Grantee’s entitlement to the vesting described in this Section 3(d) is contingent upon his execution and non-revocation of a release of claims in favor of the Company in a form to be provided by the Company in connection with his Qualifying Termination. The termination of any Units (if at all) by reason of this Section 3(d) shall be without prejudice to any right or remedy which the Company may have against the Grantee or other holder of the Units or any Common Shares issued or issuable upon vesting of the Units.

(e)Upon the first to occur of (i) the Company’s Capital Stock no longer being publicly traded on the NASDAQ Stock Market or any other established securities market, and (ii) the consummation of a DISH Change in Control, the Units shall be treated as though Grantee had experienced a Qualifying Termination upon the date of such occurrence, subject to Grantee’s continuous employment with the Company or one of its subsidiaries as of such date.

(f)In the event that, during the period of Grantee’s continuous employment with the Company and its subsidiaries, neither the Principal nor any Related Party has the authority to elect the majority of the members of the Board of Directors, then all Units not previously vested shall immediately vest on the date of such occurrence, and Common Shares shall be issued in exchange for all such vesting Units on such date, subject to the condition that no portion of the Units (whether vested or unvested) shall vest after the Expiration Date.

EXHIBIT 10.3

For the purpose of this Agreement, the capitalized terms shall have the following meanings:

“Capital Stock” means: any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Cause” means: (i) the willful and continued failure of Grantee to substantially perform his duties consistent with past practices; (ii) any illegal conduct or gross misconduct which is materially injurious to the Company or its affiliates, including, without limitation, wrongful appropriation of the Company’s or its subsidiaries’ funds, or theft of the Company’s or its subsidiaries’ property; (iii) Grantee has been convicted of or pleaded guilty or nolo contendere to a felony or any crime involving moral turpitude or dishonesty; or (iv) Grantee has been convicted of or pleaded guilty or nolo contendere to a felony, crime or engaged in conduct which results in a prohibition on the Grantee from serving, for any period of time, as an officer or director of a publicly traded company by any federal, state or other regulatory governing body (including without limitation, an exchange or association such as NYSE or the NASDAQ Stock Market).

“Constructive Termination” means: without Grantee’s prior consent, (i) a change in Grantee’s title to one that is subordinate to that of Chief Executive Officer; or (ii) a material reduction in Grantee’s responsibilities. A termination of employment by Grantee due to Constructive Termination shall be effectuated by giving the Company written notice of termination setting forth the conduct of the Company that constitutes a Constructive Termination within 60 days of the first day on which Grantee has knowledge of such conduct. Grantee shall further provide the Company with at least 60 days following the date upon which such notice is provided to cure such conduct. Failing such cure, a termination of employment by Grantee due to Constructive Termination shall be effective on the day following the expiration of the cure period. Notwithstanding the foregoing, if the Board of Directors reasonably believes that Grantee may have engaged in conduct that could constitute Cause, the Board of Directors may, in its sole and absolute discretion, suspend Grantee from performing Grantee’s duties, and in no event shall any such suspension constitute a Constructive Termination.

“DISH Change in Control” means: a transaction or a series of transactions the result of which is that DISH Network Corporation beneficially owns more than fifty percent (50%) of the total voting power of the voting Equity Interests of either (A) the Company or (B) the surviving entity in any such transaction(s) or a controlling affiliate of such surviving entity in such transaction(s).

“Equity Interest” means: any Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Principal” means Charles W. Ergen.

“Related Party” means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal; (b) each trust, corporation, partnership or other entity of which the Principal and/or the Principal’s spouse and/or immediate family members beneficially holds an eighty percent (80%) or more controlling interest; and (c) all trusts, including grantor retained annuity trusts, established by the Principal for the benefit of his family.

a)Notwithstanding any other provision in this Agreement or the Plan or any termination or expiration of any Units, the covenants set forth in Section 5 of this Agreement shall continue in force in accordance with their terms unless otherwise terminated by the Company.

4.Manner of Issuance of Common Shares

(a)The Units and the Common Shares issuable upon vesting of the Units shall be issued only to Grantee or other proper party as described in Section 2(b), Section 3(b), Section 3(c), Section 3(d), Section 3(e), Section 3(f) and/or Section 4(c) of this Agreement, in whole Common Shares upon meeting the applicable vesting requirements for the Units represented by this Agreement and by following, prior to the earlier of any forfeiture or termination or the Expiration Date, the then-current procedures implemented by the Administrator, as such Administrator and procedures are designated by the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time.

EXHIBIT 10.3
(b)Unless notified by the Company or the Administrator to the contrary, the Common Shares issuable upon the vesting of the Units shall be deemed issued on the date specified by the Company within five (5) business days following the date that the Company determines that all requirements for issuance of the Common Shares have been properly completed, including, without limitation, payment of all applicable withholding taxes. The Company shall have no obligation to issue the Common Shares upon the vesting of the Units until it has confirmed to its satisfaction that all requirements for vesting of the Units and issuance of the Common Shares have been accomplished.

(c)Unless the Company waives applicability of this provision, the certificate or certificates for the Common Shares, if any, which are issued pursuant to the vesting of the Units or the book-entries, as applicable, may be registered only in the name of Grantee (or if Grantee so requests, jointly in the name of Grantee and with a member of Grantee’s family, with the right of survivorship, or in the event of the death of Grantee, in the name of such survivor of Grantee as the person with the right to receive the Common Shares issuable upon the vesting of the Units shall designate).

5.Covenant Not to Compete; Non-Solicitation; Protection of Confidential Information and Trade Secrets

(a)Grantee shall serve the Company and its direct and indirect subsidiaries (collectively, the “Company” for purposes of this Section 5), loyally and in good faith and use Grantee’s best efforts to promote the Company’s interests. Grantee hereby agrees not to compete with the Company, not to solicit employees of the Company, not to solicit customers of the Company, and agrees to protect from disclosure (for clarification purposes, such agreement to protect from disclosure shall include, without limitation, an agreement not to use) Confidential Information and Trade Secrets (as defined in Section 5(e) of this Agreement) (for clarification purposes, these restrictions shall include, without limitation, the Grantee becoming employed by, assisting or otherwise providing services or benefit to any applicable Competitor (as defined below) whereby Grantee may use and/or disclose Confidential Information and/or Trade Secrets), pursuant to the terms and conditions hereinafter set forth.

(b)Non-Competition.

(i)Scope and Competitors. Grantee agrees that during the Non-Compete Period (as defined below), he shall not directly or indirectly become employed by, assist or otherwise provide services or benefit in the United States and/or in any and all other jurisdictions and/or locations anywhere in the world to the business of any person or entity which, at the time of such employment, assistance or provision of services or benefit, is a “Competitor” (as described below) in any location in the United States and/or in any such other jurisdiction(s) and/or locations anywhere in the world, including, without limitation, as a director, trustee, principal, agent, employee, contractor or consultant of a Competitor.

The term “Competitor” includes any and all of the following:

(A)the restricted persons and/or entities (inclusive of subsidiaries, affiliates, divisions, lines, ventures or other operations of such persons or entities, as applicable) enumerated below for the Company’s lines of business (i.e., the applicable combination of the Broadband Business Line and/or Satellite Services Business Line, each as described below, a “Company Business Line”, and referred to collectively in this Agreement as the “Company Business Lines”), to the extent that Grantee devotes a significant amount of his time and effort to such Company Business Line(s) (as described in Section 5(b)(ii) of this Agreement); and

(B)any other persons and/or entities (inclusive of subsidiaries, affiliates, divisions, lines, ventures or other operations of such persons or entities, as applicable) that are not enumerated below for the Company Business Lines but whose primary business is competitive with one or more of the Company Business Lines or other business lines that the Company may enter or has entered into at any time and from time to time, to the extent that Grantee devotes a significant amount of his time and effort to such Company Business Line(s) and/or other business line(s) (as described in Section 5(b)(ii) of this Agreement).

EXHIBIT 10.3
(ii)Relevant Competitors. Grantee understands, acknowledges, agrees and hereby stipulates that, with respect to the Company Business Line(s) to which Grantee devotes a significant amount of his time and effort as of the date of this Agreement, the restrictions set forth in this Section 5 shall apply to Grantee immediately and for the duration of the period in which Grantee is employed by the Company. Grantee further understands, acknowledges, agrees and hereby stipulates that in the event that during the course of his employment with the Company, Grantee begins to devote a significant amount of his time and effort to any other Company Business Line or any other business line that the Company may enter or has entered into at any time and from time to time, the restrictions set forth in this Section 5 shall apply to Grantee with respect to any and all such other Company Business Line(s) and other business line(s) immediately thereafter and for the duration of the period in which Grantee is employed by the Company. For the remainder of the Non-Compete Period (commencing on the date that Grantee ceases to be employed by the Company) the restrictions set forth in this Section 5 shall apply to Grantee with respect to each Company Business Line and each other business line that the Company may enter or has entered into at any time and from time to time to which Grantee devoted a significant amount of his time and effort at any time during the twelve month period immediately preceding the date on which Grantee ceases to be employed by the Company for any reason whatsoever.

Broadband Business Line. The “Broadband Business Line” means the Company’s line of business that provides satellite broadband internet access to consumers and broadband network services and systems to enterprise markets and also provides managed services and networking systems solutions to customers for mobile satellite and wireless backhaul systems, including, without limitation, the business conducted by Hughes Network Systems, LLC and its direct and indirect subsidiaries. Without limiting the generality of the foregoing description or definition of Competitor above, the enumerated restricted persons and entities that apply to the Broadband Business Line includes any and all subsidiaries, affiliates, divisions, lines, ventures or other operations of the following persons and entities: (1) ViaSat, Inc.; (2) Gilat Satellite Networks Ltd.; (3) Newtec Cy N.V.; (4) iDirect Technologies; (5) any of the foregoing later known by a different name; (6) any person or entity which acquires, is acquired by, merges with, is spun off by, or otherwise combines with or separates from any of the foregoing or enters into an agreement to do so; (7) any person or entity directly or indirectly controlling, controlled by, or under common control with any of the foregoing, including without limitation any direct or indirect subsidiaries, affiliates, and ventures of any of the foregoing; and (8) any successor or assign of any of the foregoing.

Satellite Services Business Line. The “Satellite Services Business Line” means the Company’s line of business that provides satellite services and leases satellite capacity, including, without limitation, the business conducted by EchoStar Satellite Services L.L.C and its direct and indirect subsidiaries. Without limiting the generality of the foregoing description or definition of Competitor above, the enumerated restricted persons and entities that apply to the Satellite Services Business Line includes any and all subsidiaries, affiliates, divisions, lines, ventures or other operations of the following persons and entities: (1) Intelsat S.A.; (2) SES S.A.; (3) Eutelsat S.A., (4) Inmarsat plc; (5)  Telesat Canada; (6) Asia Satellite Telecommunications Company Limited; (7) direct-to-home (DTH) satellite business of AT&T, Inc.; (8) any of the foregoing later known by a different name; (9) any person or entity which acquires, is acquired by, merges with, is spun off by, or otherwise combines with or separates from any of the foregoing or enters into an agreement to do so; (10) any person or entity directly or indirectly controlling, controlled by, or under common control with any of the foregoing, including without limitation any direct or indirect subsidiaries, affiliates, and ventures of any of the foregoing; and (11) any successor or assign of any of the foregoing.

(iii)Duration of Non-Compete. Unless extended pursuant to Section 5(g) of this Agreement, this covenant not to compete shall apply during the term of his employment with the Company and/or its direct or indirect subsidiaries, if any, and for a period of one year after the date on which Grantee ceases to be employed by the Company for any reason whatsoever (the “Non-Compete Period”).

(iv)Passive Owner. The covenant not to compete restrictions contained in this Agreement shall not prohibit Grantee from being a passive owner of not more than five percent (5%) of the outstanding stock of an entity that is publicly traded, so long as Grantee (A) has no active participation in the business or management of such entity, (B) is not a director or trustee of such entity, and (C) does not hold a similar position with such entity.

EXHIBIT 10.3
(v)Reasonableness.

(A)Since the Company’s Business Lines and other business lines that the Company may enter or has entered into are located and operated in the United States and in various other jurisdictions and locations throughout the world, the covenant not to compete shall apply to the entire United States and to any and all such other jurisdictions and/or locations throughout the world where the Company’s Business Lines and other business lines that the Company may enter or has entered into, as applicable, are located and/or operated from time to time throughout the world. Grantee understands, acknowledges, agrees and hereby stipulates that the covenant not to compete set forth in this Section 5 is: (A) fair and reasonable given the Company’s current and future business plans; and (B) necessary to prevent the disclosure or use of trade secrets pursuant to or within the meaning of C.R.S. s. 8-2-113(2)(b), the Uniform Trade Secrets Act or any analogous state laws which may apply to Grantee. Grantee understands, acknowledges, agrees and hereby stipulates that Grantee is an executive or manager or professional staff to an executive or manager, within the meaning of C.R.S. s. 8-2-113(2)(d). Grantee understands, acknowledges, agrees and hereby stipulates that a breach of this covenant not to compete may cause the Company irreparable harm, which may not be compensated for by monetary damages alone.

(B)The parties hereto further acknowledge and agree that the Company does business and will from time to time do business in, and has and from time to time will have clients located in, the United States and other various jurisdictions and locations throughout the world. Accordingly, with respect to Grantee’s undertakings pursuant to this Section 5, the specific geographical scope set forth in these provisions is necessary and reasonably tailored to protect the Company’s legitimate business interests. Grantee recognizes and acknowledges that the activities prohibited by this Section 5 are narrow and reasonable in relation to the types of employment for which Grantee is qualified to earn a livelihood, and further acknowledges that Grantee is capable of earning a livelihood, during the Non-Compete Period, without violating the terms or restrictions of this Section 5.

(c)Non-Solicitation of Employees. Unless extended pursuant to Section 5(g) of this Agreement, Grantee agrees that during the Non-Compete Period, Grantee shall not, directly or indirectly:

(i)Recruit or solicit any employee of the Company to pursue or accept an employee, contractor, consultant or any other position with any other person, entity or third party;

(ii)Induce or entice any employee of the Company to pursue or accept an employee, contractor, consultant or any other position with any other person, entity or third party, including without limitation by providing information regarding compensation, benefits or other terms and conditions of such position;

(iii)Encourage or advise any current or former employee of the Company to disregard and/or violate his or her non-compete, non-solicit, confidentiality or any other obligations to the Company; or

(iv)Communicate with any employee of the Company regarding any employment, contractor, consultant or other opportunity outside of the Company, including, without limitation, opportunities with a Competitor.

EXHIBIT 10.3
(d)Non-Solicitation of Customers. Unless extended pursuant to Section 5(g) of this Agreement, Grantee agrees that during the Non-Compete Period, Grantee shall not, directly or indirectly, solicit, contact or call upon, or attempt to solicit, contact or call upon any customer, prospective customer or customer referral source of the Company with whom Grantee had contact or about whom Grantee learned Confidential Information and Trade Secrets during the preceding two years of employment with the Company, for the purpose of providing any products or services substantially similar to those he provided while employed by the Company. For purposes of this paragraph, “contact” means direct or indirect interaction between Grantee and the customer, prospective customer or customer referral source that takes place to further the business relationship with, make sales to or perform services for the customer, prospective customer or customer referral source on behalf of the Company. As used in this subsection, a “customer referral source” is any person or entity with which the Company has entered into an agreement (or is seeking to enter into an agreement) to refer prospective customers to the Company.

(e)Non-Disclosure and Non-Use of Confidential Information and Trade Secrets. Grantee further agrees to hold in a fiduciary capacity for the benefit of the Company any and all proprietary and confidential information, knowledge, ideas and data, including, without limitation, customer lists and the Company’s trade secrets, products, processes and programs (“Confidential Information and Trade Secrets”), relating in any way to the present or future business or activities of the Company for as long as such Confidential Information and Trade Secrets remain confidential (for clarification purposes, this restriction shall include, but not be limited to, the obligation of and agreement by Grantee not to (i) disclose to, or use to or for the benefit of, any person or entity other than the Company any Confidential Information and Trade Secrets, and/or (ii) take a position where Grantee may use and/or disclose any Confidential Information and Trade Secrets). Such Confidential Information and Trade Secrets include but are not limited to: (i) the Company’s financial and business information, such as capital structure, operating results, strategies and plans for future business, pending projects and proposals and potential acquisitions or divestitures; (ii) product and technical information, such as product formulations, new and innovative product ideas, proprietary credit scoring models and approaches, credit policies, new business developments, plans, designs, compilation methods, processes, procedures, program devices, data processing programs, software, software codes, hardware, firmware and research and development products; (iii) marketing information, such as new marketing ideas, mailing lists, the identity and number of the Company’s customers and prospects, their names and addresses and sales and marketing plans; (iv) information about the Company’s third-party agreements and any confidential or protected information disclosed to the Company by a third-party; (v) the Company’s suppliers, partners, customers and prospect lists; and (vi) personnel information, such as the identity and number of the Company’s other employees, their salaries, bonuses, benefits, skills, qualifications and abilities. For the avoidance of doubt and notwithstanding the foregoing, the term “trade secrets” shall mean items of Confidential Information and Trade Secrets that meet the requirements of the Uniform Trade Secrets Act, as adopted in the state of Colorado and as amended from time to time or under the Defend Trade Secrets Act, 18 U.S.C. §1833, et seq. Under the federal Defend Trade Secrets Act of 2016, Grantee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (x) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (y) is made to Grantee’s attorney in relation to a lawsuit for retaliation against Grantee for reporting a suspected violation of law; or (z) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. All Confidential Information and Trade Secrets, together with all copies thereof and notes and other references thereto, shall remain the sole property of the Company. To the extent that Grantee possesses any Confidential Information and Trade Secrets or equipment belonging to the Company, Grantee agrees to deliver to the Company, immediately upon termination of employment and at any time and from time to time as the Company requests: (i) any and all documents, files, notes, memoranda, databases, computer files, and/or other computer programs reflecting any Confidential Information and Trade Secrets; and (ii) any and all computer equipment, home office equipment, automobile, or other business equipment belonging to the Company that Grantee may then possess or have under his control. For any equipment or devices owned by Grantee on which proprietary information of the Company is stored or accessible, Grantee shall, immediately upon or prior to termination of employment, deliver such equipment or devices to the Company so that any proprietary information may be deleted or removed. Grantee expressly authorizes the Company’s designated representatives to access such equipment or devices for this limited purpose and shall provide any passwords and/or passcodes necessary to accomplish this task. Grantee acknowledges that all Confidential Information and Trade Secrets is essential to the Company’s present and future business and activities, and is therefore deemed trade secrets and is considered proprietary to, and treated as confidential by, the Company. This obligation of confidentiality is intended to supplement, and is not intended to supersede or limit, the obligations of confidentiality Grantee has to the Company by agreement, law or otherwise.

EXHIBIT 10.3

(f)Remedies. Grantee understands, acknowledges, agrees and hereby stipulates that any and all actual, threatened or attempted violations of any and all covenants in this Agreement (including, without limitation, covenants in this Section 5), challenges of or to the enforceability of any such covenants and/or findings of unenforceability of any such covenants against the Grantee to any extent by the final non-appealable resolution of any litigation or other legal proceeding stemming from a threatened or attempted violation of any such covenants by Grantee, may cause the Company irreparable harm, which may not be compensated for by monetary damages alone.

(g)Tolling. Grantee further agrees that, while the duration of the covenants contained in this Section 5 will be determined generally in accordance with the terms of each respective covenant, if Grantee violates or threatens to violate any of those covenants, or it is necessary for the Company to seek to enforce any of those covenants, Grantee agrees to an extension of the duration of such covenant on the same terms and conditions for an additional period of time equal to the time that elapses from the commencement of such violation or threat of violation to the later: of (i) the termination of such violation or threat of violation; or (ii) the final non-appealable resolution of any litigation or other legal proceeding stemming from such violation or threatened or attempted violation.

(h)No Waiver. In addition to (and without limitation of) the other terms and conditions of this Agreement, the failure of the Company to insist upon strict performance of any provision of any agreement between the Company, on the one hand, and another grantee, employee, person or entity, on the other hand, shall not be construed as a waiver of the Company’s right to insist upon strict performance of each and every representation, warranty, covenant, duty and obligation of Grantee hereunder. In addition to (and without limitation of) the foregoing, the election of certain remedies by the Company with respect to the breach or default by another grantee, employee, person or entity of any agreement between the Company, on the one hand, and such other grantee, employee, person or entity, on the other hand, shall not be deemed to prejudice any rights or remedies that the Company may have at law, in equity, under contract (including without limitation this Agreement) or otherwise with respect to a similar or different breach or default hereunder by Grantee (all of which are hereby expressly reserved).

(i)Recoupment. Notwithstanding anything in this Agreement or the Plan to the contrary, Grantee’s rights, payments and benefits with respect to the Units (whether vested or unvested) shall be subject to deduction, reduction, cancellation, recovery, recoupment, forfeiture and/or “clawback” as may be required to be made pursuant to the provisions of any applicable law, government regulation or stock exchange listing requirement as well as any policies of the Company that may be in effect from time to time pursuant to any law, government regulation or stock exchange listing requirement. In addition, notwithstanding anything in this Agreement or the Plan to the contrary, Grantee’s rights, payments and benefits with respect to the Units (whether vested or unvested) shall be subject to deduction, reduction, cancellation, recovery, recoupment, forfeiture and/or “clawback” if: (i) Grantee ceases or has ceased to be employed by the Company or its direct or indirect subsidiaries, if any, due to such employment being terminated for Cause; (ii) Grantee violates or has violated any of the covenants set forth in Section 5 of this Agreement as determined by the Company; or (iii) any of the covenants set forth in Section 5 of this Agreement are or were found to be unenforceable against the Grantee to any extent by the final non-appealable resolution of any litigation or other legal proceeding stemming from an actual, threatened, or attempted violation of any such covenants by Grantee.

6.Dispute Resolution; Arbitration

        (a)    Grantee and the Company mutually agree that any claim, controversy and/or dispute between them, arising out of, relating to, or in connection with: (i) Grantee’s application for employment, employment and/or termination of employment (collectively “Employment-Related Disputes”); and/or (ii) this Agreement (including, without limitation, an actual, threatened or attempted violation of any of the covenants set forth in Section 5 of this Agreement) (“Units Disputes”) ((i) or (ii) each, a “Claim” and (i) and (ii) collectively, “Claims”), whenever and wherever brought shall be resolved by binding arbitration administered by the American Arbitration Association (“AAA”). Grantee agrees that this agreement to arbitrate is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., evidences a transaction involving commerce, and is fully enforceable. For purposes of this Section 6, the Company shall be defined to include EchoStar Corporation, its predecessors, direct and indirect subsidiaries and affiliates (except DISH Network Corporation and its direct and indirect subsidiaries, which are not parties to this agreement to arbitrate), its and their officers, directors, shareholders, members, owners, employees, managers, agents, and attorneys, and all successors and assigns of each of the foregoing persons and entities.

EXHIBIT 10.3

        (b)    For Employment-Related Disputes:

i.a party who wishes to arbitrate a Claim must prepare a written demand for arbitration ("Request for Arbitration") that identifies the claims asserted, the factual basis for each claim and the relief and/or remedy sought. That party must file the Request for Arbitration (along with a copy of this Agreement and the applicable filing fee) with the AAA by: (A) delivering them by hand to any office of the AAA; (B) mailing them by certified U.S. mail, Federal Express or United Parcel Service to American Arbitration Association, Case Filing Services, 1101 Laurel Oak Road, Suite 100, Voorhees, NJ 08043; or (C) using the AAA WebFile feature at the AAA's website: http://www.adr.org. The Request for Arbitration must be submitted to the AAA before the expiration of the applicable statute of limitations and the parties agree that the date the Request for Arbitration is received by AAA shall constitute submission for all statute of limitation purposes. Unless otherwise prohibited by law, the party initiating arbitration shall be responsible for paying an initial filing fee of $200 or an amount equal to the applicable filing fee had the claim been brought in a court of competent jurisdiction, whichever is less. The Company will pay the Employment Law Arbitrators’ (as defined below) fees and any fee for administering the arbitration unless otherwise ordered by the Employment Law Arbitrators;

ii.the party initiating arbitration must deliver a copy of the Request for Arbitration to the other party by hand or certified U.S. mail at the following location: (A) to the Company - to the legal department of the Company at 100 Inverness Terrace East, Englewood, Colorado, 80112, Attn: General Counsel; or (B) to Grantee - to the last home address that Grantee provided to the Company;

iii.three arbitrators from the AAA with expertise in employment disputes ("Employment Law Arbitrators") shall be selected, and shall conduct the arbitration, pursuant to the then-current AAA's Employment Arbitration Rules and Procedures ("AAA Employment Rules"), without incorporation of AAA's Supplementary Rules for Class Arbitration, which the parties hereby expressly disclaim. The AAA Employment Rules may be found at http://www.adr.org/, by searching for "AAA Employment Arbitration Rules" using an internet search engine such as www.google.com, or by requesting a copy from the human resources department of the Company. Within fourteen (14) days after the receipt of the Request for Arbitration, each party shall select one arbitrator from the AAA with expertise in employment law to act as arbitrator and such arbitrators shall select the third arbitrator within 10 days of their appointment. The party-selected arbitrators will serve in a non-neutral capacity. In the event that the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the AAA. The arbitration shall be governed by and construed in accordance with the substantive law of the State of Colorado, without giving effect to choice of law principles. The Employment Law Arbitrators shall only have the right to render decisions that are consistent with the substantive law of the State of Colorado, and any decision rendered by the Employment Law Arbitrators shall be subject to review by any court of competent jurisdiction. Regardless of what the AAA Employment Rules state, the arbitration proceedings shall be held in the City and County of Denver, Colorado;

iv.the parties shall have the right to conduct discovery relevant and material to the outcome of the arbitration and to present witnesses and evidence as needed to present their claims and defenses, and the Employment Law Arbitrators shall resolve any discovery or evidentiary dispute. Each party shall have the right to subpoena relevant witnesses and documents, including, without limitation, documents from third parties. At least thirty days before the final hearing, the parties must exchange a list of witnesses and copies of all exhibits to be used at the arbitration hearing. The Employment Law Arbitrators may award any remedy available under applicable law, but remedies shall be limited to those that

EXHIBIT 10.3
would be available to a party in his/her/its individual capacity for all Claims presented to the Employment Law Arbitrators. The Employment Law Arbitrators’ decision shall be final and binding, and judgment upon the Employment Law Arbitrators’ decision and/or award may be entered in any court of competent jurisdiction; provided that, the parties agree to take all reasonable steps to ensure that all pleadings, filings and papers are filed and/or entered with the court under seal and/or in a manner that would maintain their confidentiality, including, without limitation, complying with all rules of procedure and local rules for filing documents, pleadings, and papers under seal;

v.the Employment Law Arbitrators shall have the authority to hear and decide dispositive motions under the legal standards set forth in Rules 12 and 56 of the Colorado Rules of Civil Procedure, regardless of whether a Claim arises under federal or state law. The Employment Law Arbitrators shall resolve all disputes regarding the timeliness or propriety of the Request for Arbitration and apply the statute of limitations that would have applied if a Claim had been brought in a court of competent jurisdiction. The Employment Law Arbitrators shall dismiss, without limitation, any Claim that, in the absence of this Agreement, could not be brought under applicable law;

vi.the Employment Law Arbitrators shall have the exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this Agreement, except with respect to the "Class Action Waiver" and "Representative Action Waiver" described below. Regardless of what this Agreement and/or the AAA Employment Rules state, any dispute as to the interpretation, applicability, enforceability or formation of the Class Action Waiver and the Representative Action Waiver may only be determined by a court of competent jurisdiction and not by the Employment Law Arbitrators; and

vii.all arbitration proceedings, including, but not limited to, claims, allegations, decisions, findings, pleadings, hearings, testimony, discovery, settlements, opinions and awards shall be confidential, except: (A) to the extent the parties otherwise agree in writing; (B) as may be otherwise appropriate in response to a request from a government agency, subpoena, or legal process; (C) as is necessary to enforce, correct, modify or vacate the Employment Law Arbitrators’ award or decision; or (D) if applicable law provides to the contrary. In the event that either party initiates a court proceeding to enforce, correct, modify, or vacate the Employment Law Arbitrators’ award or decision, or any other proceeding that would require disclosing the Employment Law Arbitrators’ award, decision or findings, the parties agree to take all reasonable steps consistent with applicable law to ensure that all pleadings, filings and papers are filed and/or entered with the court under seal and/or in a manner that would maintain their confidentiality, including, without limitation, complying with all rules of procedure and local rules for filing documents, pleadings, and papers under seal.

(c)    For Units Disputes:

i.a party who wishes to arbitrate a Claim must prepare a Request for Arbitration that identifies the claims asserted, the factual basis for each claim and the relief and/or remedy sought. That party must file the Request for Arbitration (along with a copy of this Agreement and the applicable filing fee) with the AAA by: (A) delivering them by hand to any office of the AAA; (B) mailing them by certified U.S. mail, Federal Express or United Parcel Service to American Arbitration Association, Case Filing Services, 1101 Laurel Oak Road, Suite 100, Voorhees, NJ 08043; or (C) using the AAA WebFile feature at the AAA's website: http://www.adr.org. The Request for Arbitration must be submitted to the AAA before the expiration of the applicable statute of limitations and the parties agree that the date the Request for Arbitration is received by AAA shall constitute submission for all statute of limitation purposes. Unless otherwise prohibited by law, the party initiating arbitration shall be responsible for paying an initial filing fee of $200 or an amount equal to the applicable filing fee had the claim been brought in a court of competent jurisdiction, whichever is less. The

EXHIBIT 10.3
Company will pay the Commercial Law Arbitrators’ (as defined below) fees and any fee for administering the arbitration unless otherwise ordered by the Commercial Law Arbitrators;

ii.the party initiating arbitration must deliver a copy of the Request for Arbitration to the other party by hand or certified U.S. mail at the following location: (A) to the Company - to the legal department of the Company at 100 Inverness Terrace East, Englewood, Colorado, 80112, Attn: General Counsel; or (B) to Grantee - to the last home address that Grantee provided to the Company;

iii.three arbitrators from the AAA with expertise in commercial law ("Commercial Law Arbitrators") shall be selected, and shall conduct the arbitration, pursuant to the then-current AAA Commercial Dispute Resolution Procedures (the “AAA Commercial Rules”), without incorporation of the AAA Employment Rules and the AAA's Supplementary Rules for Class Arbitration, both of which the parties hereby expressly disclaim. The AAA Commercial Rules may be found at http://www.adr.org/, by searching for "AAA Commercial Dispute Resolution Procedures" using an internet search engine such as www.google.com, or by requesting a copy from the human resources department of the Company. Within fourteen (14) days after the receipt of the Request for Arbitration, each party shall select one arbitrator from the AAA with expertise in commercial law to act as arbitrator and such arbitrators shall select the third arbitrator within 10 days of their appointment. The party-selected arbitrators will serve in a non-neutral capacity. In the event that the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the AAA. The arbitration shall be governed by and construed in accordance with the substantive law of the State of Colorado, without giving effect to choice of law principles. The Commercial Law Arbitrators shall only have the right to render decisions that are consistent with the substantive law of the State of Colorado, and any decision rendered by the Employment Law Arbitrators shall be subject to review by any court of competent jurisdiction. Regardless of what the AAA Commercial Rules state, the arbitration proceedings shall be held in the City and County of Denver, Colorado;

iv.the parties shall have the right to conduct discovery relevant and material to the outcome of the arbitration and to present witnesses and evidence as needed to present their claims and defenses, and the Commercial Law Arbitrators shall resolve any discovery or evidentiary dispute. Each party shall have the right to subpoena relevant witnesses and documents, including, without limitation, documents from third parties. At least thirty days before the final hearing, the parties must exchange a list of witnesses and copies of all exhibits to be used at the arbitration hearing. The Commercial Law Arbitrators may award any remedy available under applicable law, but remedies shall be limited to those that would be available to a party in his/her/its individual capacity for all Claims presented to the Commercial Law Arbitrators. The Commercial Law Arbitrators’ decision shall be final and binding, and judgment upon the Commercial Law Arbitrators’ decision and/or award may be entered in any court of competent jurisdiction; provided that, the parties agree to take all reasonable steps to ensure that all pleadings, filings and papers are filed and/or entered with the court under seal and/or in a manner that would maintain their confidentiality, including, without limitation, complying with all rules of procedure and local rules for filing documents, pleadings, and papers under seal;

v.the Commercial Law Arbitrators shall have the authority to hear and decide dispositive motions under the legal standards set forth in Rules 12 and 56 of the Colorado Rules of Civil Procedure, regardless of whether a Claim arises under federal or state law. The Commercial Law Arbitrators shall resolve all disputes regarding the timeliness or propriety of the Request for Arbitration and apply the statute of limitations that would have applied if a Claim had been brought in a court of competent jurisdiction. The Commercial Law Arbitrators shall dismiss, without limitation, any Claim that, in the absence of this Agreement, could not be brought under applicable law;

EXHIBIT 10.3

vi.the Commercial Law Arbitrators shall have the exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this Agreement, except with respect to the "Class Action Waiver" and "Representative Action Waiver" described below. Regardless of what this Agreement and/or the AAA Commercial Rules state, any dispute as to the interpretation, applicability, enforceability or formation of the Class Action Waiver and the Representative Action Waiver may only be determined by a court of competent jurisdiction and not by the Commercial Law Arbitrators; and

vii.all arbitration proceedings, including, but not limited to, claims, allegations, decisions, findings, pleadings, hearings, testimony, discovery, settlements, opinions and awards shall be confidential, except: (A) to the extent the parties otherwise agree in writing; (B) as may be otherwise appropriate in response to a request from a government agency, subpoena, or legal process; (C) as is necessary to enforce, correct, modify or vacate the Commercial Law Arbitrators’ award or decision; or (D) if applicable law provides to the contrary. In the event that either party initiates a court proceeding to enforce, correct, modify, or vacate the Commercial Law Arbitrators’ award or decision, or any other proceeding that would require disclosing the Commercial Law Arbitrators’ award, decision or findings, the parties agree to take all reasonable steps consistent with applicable law to ensure that all pleadings, filings and papers are filed and/or entered with the court under seal and/or in a manner that would maintain their confidentiality, including, without limitation, complying with all rules of procedure and local rules for filing documents, pleadings, and papers under seal.

        (d)    Notwithstanding the foregoing, this agreement to arbitrate all Employment-Related Disputes and/or Units Disputes shall not apply to Grantee claims for statutory unemployment compensation benefits, statutory worker’s compensation benefits, state disability insurance benefits (not including retaliation claims based upon seeking such benefits), charges filed with the National Labor Relations Board alleging violations of the National Labor Relations Act, and claims for benefits from a Company-sponsored “employee benefit plan,” as that term is defined in 29 U.S.C. §1002(3).

        (e)    To the maximum extent allowed by applicable law, (i) Grantee and the Company agree to bring any Claim in arbitration on an individual basis only, and not as a class or collective action, (ii) Grantee and the Company waive any right for a Claim to be brought, heard, or decided as a class or collective action, and (iii) the applicable arbitrator under this Section 6 shall have no power, jurisdiction or authority to preside over a class or collective action ("Class Action Waiver"). This Class Action Waiver, however, does not prevent Grantee from joining, opting into or participating in a pending class or collective action to which Grantee is a current or purported class member as of the Grant Date. To the maximum extent allowed by applicable law, Grantee and the Company waive any right for a Claim to be brought, heard or decided as a Private Attorney General Representative Action on behalf of other grantees ("Representative Action"), and the applicable arbitrator under this Section 6 shall have no power or authority to preside over a Representative Action ("Representative Action Waiver"). The Representative Action Waiver, however, does not apply to a Claim that Grantee brings in arbitration as a private attorney general solely on his/her own behalf.

        (f)    In addition, each of Grantee and the Company shall have the right to seek temporary restraining orders, preliminary and/or permanent injunctions or other like emergency relief from a court where such relief is required to permit the dispute to proceed to arbitration without such party incurring irreparable harm that may not be remedied monetarily, for example, to prevent violation of: (i) non-competition agreements or obligations; (ii) non-solicitation agreements or obligations; (iii) intellectual property rights, including, but not limited to, copyrights, patent rights, trade secrets and/or proprietary business know-how; or (iv) confidential information obligations; provided that, once a court of competent jurisdiction orders or denies temporary or preliminary relief, the Claims shall then be resolved by arbitration pursuant to this Agreement. The parties mutually agree that the state and federal courts located in the City and County of Denver, Colorado shall have exclusive subject matter and personal jurisdiction to hear and decide any such action, and that any such court action shall be governed by the substantive law of the State of Colorado, without giving effect to choice of law principles. Grantee irrevocably waives, to the fullest extent permitted by law, any and all objections which he may now or hereafter have to the venue of any such proceeding brought in any such court, including, without limitation, any claim that such proceeding has been brought in an inconvenient forum.

EXHIBIT 10.3

        (g)    Further, nothing in this Section 6 prohibits Grantee from making a report or filing an administrative charge with a federal, state or local administrative agency such as the National Labor Relations Board, the Equal Employment Opportunity Commission, the Securities and Exchange Commission or the Department of Labor. This Section 6 also does not prevent federal administrative agencies from adjudicating claims and awarding remedies based on those claims, even if the claims would otherwise be covered by this Section 6. Nothing in this Section 6 prevents or excuses a party from satisfying any conditions precedent and/or exhausting administrative remedies under applicable law before bringing a Claim in arbitration.

        (h)    Unless the applicable arbitrators rule otherwise (under the same standards that would apply in a court of competent jurisdiction), each party to any arbitration or court proceeding contemplated by this Section 6 shall be responsible for its own attorneys' fees and costs; provided, however, that unless otherwise required by applicable law or this Agreement, the prevailing party in any arbitration or court proceeding contemplated by this Section 6 shall be entitled to reimbursement of its or his reasonable attorneys’ fees, costs, and expenses. Nothing in this Agreement shall require Grantee to reimburse the Company for its reasonable attorneys' fees, costs, and expenses, incurred when the Company prevails in defense of any statutory claim of unlawful discrimination, unless said claim brought by Grantee is frivolous, unreasonable or without foundation, or Grantee continues to prosecute a claim after the claim became frivolous, unreasonable or without foundation. In the event either party hereto files a judicial or administrative action asserting claims subject to this arbitration provision, and the other party successfully stays such action and/or compels arbitration of the claims made in such an action, the party filing the administrative or judicial action shall pay the other party’s reasonable attorneys’ fees, costs, and expenses incurred in obtaining a stay and/or compelling arbitration.

        (i)    This Section 6 supersedes and renders void any prior agreement(s) to arbitrate between Grantee and the Company with respect to any and all Claims under this Agreement and any other agreement(s) between the Company and/or any of its direct and indirect subsidiaries, on the one hand, and Grantee, on the other hand. For the avoidance of doubt and notwithstanding the foregoing, this Section 6 does not supersede or render void any prior agreement(s) to arbitrate between the Company and/or any of its direct and indirect subsidiaries, on the one hand, and Grantee, on the other hand with respect to any and all stock options, restricted stock units or other equity awards other than the Units Disputes for the specific Units granted under this Agreement. In the event of any conflict or inconsistency between any AAA rules and/or procedures and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

        (j)    Other than potential rights to a trial, a jury trial, and common law claims for punitive and/or exemplary damages, nothing in this agreement to arbitrate limits any statutory remedy to which Grantee or the Company may be entitled under law. The parties acknowledge that this agreement to arbitrate shall not alter the at-will nature of their employment relationship MEANING THAT GRANTEE MAY TERMINATE GRANTEE’S EMPLOYMENT WITH THE COMPANY AND/OR ANY OF ITS DIRECT AND INDIRECT SUBSIDIARIES AT ANY TIME WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE, AND THE COMPANY AND/OR ANY OF ITS DIRECT AND INDIRECT SUBSIDIARIES RESERVE THE SAME RIGHTS TO TERMINATE GRANTEE’S EMPLOYMENT AND/OR DEMOTE GRANTEE.

        (k)    GRANTEE AND THE COMPANY MUTUALLY AND VOLUNTARILY AGREE TO ARBITRATE ALL CLAIMS COVERED BY THIS AGREEMENT AS SET FORTH IN THIS SECTION 6. THE RIGHTS TO A TRIAL BY JURY, TO COMMON LAW CLAIMS FOR PUNITIVE AND/OR EXEMPLARY DAMAGES, AND TO ENGAGE AND/OR PARTICIPATE IN A CLASS, COLLECTIVE OR REPRESENTATIVE ACTION ARE OF VALUE AND EXPRESSLY WAIVED PURSUANT TO THIS SECTION 6. NOTHING IN THIS SECTION 6 INFRINGES ON GRANTEE’S RIGHT TO FILE A CHARGE WITH ANY GOVERNMENT AGENCY, AND GRANTEE’S RIGHT TO SEEK ANY REMEDY AND/OR PERSONAL RECOVERY IS ONLY RESTRICTED AS SPECIFICALLY SET FORTH IN THIS SECTION 6.

EXHIBIT 10.3
7.Miscellaneous

(a)Units Subject to the Plan. The Units are issued pursuant to the Plan and are subject to its terms and conditions. The terms and conditions of the Plan are available for inspection during normal business hours at the principal offices of the Company. The Committee has final authority to decide, interpret, determine and calculate any and all aspects of the Plan in its sole and absolute discretion for any reason or no reason at any time and from time to time.

(b)No Right to Continued Employment; No Rights as Shareholder. This Agreement shall not confer upon Grantee any right with respect to continuance of employment with the Company or any of its direct or indirect subsidiaries, nor shall it interfere in any way with the right of the Company and its direct and indirect subsidiaries to terminate such employment or to demote or remove Grantee for any reason or no reason at any time and from time to time. The holder of the Units will not have any right to dividends or any other rights of a shareholder with respect to Common Shares issuable in exchange for and upon vesting of the Units unless and until such Common Shares shall have been issued to Grantee upon vesting of the Units in accordance with this Agreement and the Plan (as evidenced by the records of the transfer agent of the Company).

(c)Changes in Capital Structure. If there shall be any change in the Common Shares of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, then appropriate adjustments may be made by the Company, as determined in the sole and absolute discretion of the Committee for any reason or no reason at any time and from time to time, to all or any portion of the Units that have not yet vested or been exchanged for Common Shares or have not been terminated or expired, in order to prevent dilution or enlargement of Grantee’s rights under the Units. Such adjustments may include, where appropriate, changes in the number of shares of Common Shares subject to the outstanding Units. Notwithstanding the foregoing, no action that would modify the treatment of the Units under the Code shall be effective unless agreed to in writing by both parties.

(d)Assigns and Successors. This Agreement shall inure to the benefit of the Company’s assigns and successors and its and their direct and indirect subsidiaries.

(e)Compliance with Law; Legal Requirements. The Company shall at all times during the term of the Units reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Agreement. The vesting of the Units and the issuance of any Common Shares in exchange for the Units shall only be effective at such time that the issuance and sale of Common Shares pursuant to such vesting will not violate any federal or state securities or other laws. The Company may suspend Grantee’s or any holder’s of the Units right to vesting of the Units and the issuance of any Common Shares in exchange for the Units and shall not issue or deliver the Common Shares in exchange for the Units unless it is satisfied in its judgment that the issuance and sale of Common Shares will not violate any of the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules or regulations of the SEC promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, other applicable laws, rules and regulations or any applicable stock exchange, or any other applicable laws, rules or regulations, or until there has been compliance with the provisions of such acts, laws and rules. If the Company in its sole and absolute discretion so elects, it may register the Common Shares issuable upon the vesting of the Units under the Securities Act and list the Common Shares on any securities exchange. In the absence thereof, Grantee understands that neither the Units nor the Common Shares issuable upon the vesting thereof will be registered under the Securities Act, or tradeable on any securities exchange, and Grantee represents that the Units are being acquired, and that such Common Shares that will be acquired pursuant to the Units, if any, will be acquired, by Grantee for investment and not with a view to distribution thereof. In the absence of an effective registration statement meeting the requirements of the Securities Act, upon any sale or transfer of the Common Shares issued pursuant to the Units, Grantee shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or transfer of the Common Shares does not violate any provision of the Securities Act or the Exchange Act. Grantee understands that the Company is under no obligation to register or qualify the Common Shares with the SEC, any state securities commission or any stock exchange to effect such compliance and that Grantee will have no recourse to or claim against the Company if the Company determines pursuant to this Section 7 that it is unable to deliver the Common Shares upon vesting of the Units. Regardless of whether the offering and sale of the Common Shares have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company in its sole and absolute discretion for any reason or no reason at

EXHIBIT 10.3
any time and from time to time may impose restrictions upon the sale, pledge or other transfer of such Common Shares (including the placement of appropriate legends on certificates or the imposition of stop-transfer instructions on the certificates or book entries, as applicable) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the Exchange Act, the securities laws of any state or other jurisdiction or any other applicable laws, rules and regulations or any applicable stock exchange rules or regulations.

(f)Confidential Treatment of Units. Grantee agrees to treat with confidentiality the existence, terms and conditions of this Agreement and the Units except to the extent specifically disclosed by the Company pursuant to applicable law, and agrees that failure to do so may result in immediate termination of the Units.

(g)Obligations Unaffected. Except as expressly set forth to the contrary in Section 6 of this Agreement, the obligations of Grantee under this Agreement shall be independent of, and unaffected by, and shall not affect, other agreements, if any, binding Grantee which apply to Grantee’s business activities during and/or subsequent to Grantee’s employment by the Company or any of its direct or indirect subsidiaries or affiliates.

(h)Survival. Any provision of this Agreement which logically would be expected to survive termination or expiration, shall survive for a reasonable time period under the circumstances, whether or not specifically provided in this Agreement. Except as set forth to the contrary in this Agreement (including, without limitation, Section 6 of this Agreement), the obligations under this Agreement also shall survive any changes made in the future to the employment terms and conditions of Grantee, including without limitation changes in salary, benefits, bonus plans, job or position title and job responsibilities.

(i)Complete Agreement; No Waiver. This Agreement constitutes the entire, final and complete understanding between the parties hereto with respect to the subject matter of this Agreement, and, except as specifically set forth in this Agreement, supersedes and replaces all previous understandings or agreements, written, oral, or implied, with respect to the subject matter of this Agreement made or existing before the date of this Agreement, including, but not limited to, the provisions of that certain Offer Letter by and between Grantee and the Company, dated February 17, 2022 relating to the “Sign-On RSUs” (as defined therein). Except as expressly provided by this Agreement, no waiver or modification of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by both parties. The failure of any party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or similar nature.

(j)Severability. Each provision of this Agreement shall be construed as separable and divisible from every other provision and the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision. Except as otherwise set forth in this Agreement, in the event that a court, arbitrator or other body of competent jurisdiction holds any provision of this Agreement to be invalid, illegal, void or less than fully enforceable as to time, scope or otherwise, the parties agree that such provision shall be construed by limiting and reducing it to the minimum extent necessary to render such provision valid, legal and enforceable while preserving to the greatest extent permissible the original intent of the parties; the remaining terms and conditions of this Agreement shall not be affected by such alteration, and shall remain in full force and effect. Notwithstanding the foregoing, in the event that any one or more of the covenants set forth in Section 5 of this Agreement are found to be unenforceable against the Grantee to any extent by the final non-appealable resolution of any litigation or other legal proceeding stemming from an actual, threatened, or attempted violation of such covenants by Grantee, then all of the Units (both vested and unvested) shall be deemed to have terminated and no Common Shares shall be issuable in connection therewith as of the date of such finding.

(k)Summary Information. In the event that the Company provides Grantee (or anyone acting on behalf of Grantee) with summary or other information concerning, including, or otherwise relating to Grantee’s rights or benefits under this Agreement (including without limitation the Units, and any vesting thereof), such summary or other information shall in all cases be qualified in its entirety by this Agreement and the Plan, and, unless it explicitly states otherwise and is signed by an officer of the Company, shall not constitute an amendment or other modification hereto.

EXHIBIT 10.3
(l)Grantee Acknowledgements.

(i)Grantee understands, acknowledges, agrees and hereby stipulates that he is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else.

(ii)Grantee understands, acknowledges, agrees and hereby stipulates that he has carefully read, considered and understands all of the provisions of this Agreement, the Plan and the Company’s policies reflected in this Agreement.

(iii)Grantee understands, acknowledges, agrees and hereby stipulates that he has asked any questions needed for him to understand the terms, consequences and binding effect of this Agreement and the Plan and Grantee fully understands them, including, without limitation, that he is waiving the right to a trial, a trial by jury, and common law claims for punitive and/or exemplary damages.

(iv)Grantee understands, acknowledges, agrees and hereby stipulates that he was provided an opportunity to seek the advice of an attorney and/or tax professional of his choice before accepting this Agreement.

(v)Grantee understands, acknowledges, agrees and hereby stipulates that the obligations and restrictions set forth in this Agreement are consistent with Grantee’s right to sell his labor, the public's interest in unimpeded trade, are fair and reasonable, and are no broader than are reasonably required to protect the Company’s interests.

(vi)Grantee understands, acknowledges, agrees and hereby stipulates that it is the Company’s policy to seek legal recourse to the fullest extent possible for actual, threatened or attempted violation of, or challenges to the enforceability of, this Agreement. Grantee understands that nothing in this Agreement shall be construed to prohibit the Company from pursuing any other available remedies for such actual, threatened or attempted violation or challenges to enforceability, including, without limitation, the recovery of damages from Grantee. Grantee further agrees that, if he violates, threatens or attempts to violate or challenges the enforceability of this Agreement it would be difficult to determine the damages and lost profits which the Company would suffer as a result thereof including, but not limited to, losses attributable to lost or misappropriated Confidential Information and Trade Secrets and losses stemming from violations of the non-disclosure, non-compete and/or non-solicitation obligations set forth above. Accordingly, Grantee agrees that if he violates, threatens or attempts to violate or challenges the enforceability of this Agreement, then the Company shall be entitled to an order for injunctive relief and/or for specific performance, or their equivalent, in addition to money damages and any other remedies otherwise available to it at law or equity. Such injunctive relief includes but is not limited to requirements that Grantee take action or refrain from taking action to avoid competing with the Company, to avoid soliciting the Company’s employees or customers, to preserve the secrecy of Confidential Information and Trade Secrets, to not use Confidential Information and Trade Secrets, to avoid conflicts of interest and to protect the Company from irreparable harm. Grantee expressly agrees that the Company does not need to post a bond to obtain an injunction and Grantee waives the right to require such a bond.

(m)Notice. All notices to the Company shall be addressed to: EchoStar Corporation, 100 Inverness Terrace East, Englewood, Colorado, 80112, Attn: Corporate Secretary, or to such other address or person as the Company may notify Grantee from time to time. All notices to Grantee or other person or persons then entitled to the Units and/or the Common Shares relating to the Units shall be addressed to Grantee or such other person(s) at Grantee’s address on file with the Company, or to such other address as Grantee or such person(s) may notify the Company or its administrator for the Units in writing from time to time.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

EXHIBIT 10.3
        Upon Grantee’s acceptance of the terms and conditions set forth in this Agreement through the electronic grant process available through the Administrator, this Agreement shall become effective between the parties as of the Grant Date.

ECHOSTAR CORPORATION

GRANTEE: Hamid Akhavan
Accepted on [Acceptance Date]